Calculation of Filing Fee Tables
S-8
Datavault AI Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	48,001,213	$ 0.69	$ 33,120,836.97	0.0001381	$ 4,573.99
Total Offering Amounts:						$ 33,120,836.97		$ 4,573.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,573.99
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock"), that become issuable under the Company's 2018 Long-Term Stock Incentive Plan, as amended (the "2018 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. Represents the number of shares of Common Stock that are being added to the shares reserved for issuance under the 2018 Plan and its "evergreen" provision. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall cover an indeterminate number of shares of Common Stock to be offered or sold pursuant to the 2018 plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $0.69 per share, the average of the high and low price of the Common Stock as reported on the Nasdaq Capital Market on April 13, 2026 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources